EXHIBIT 21
                      TEXAS MERIDIAN RESOURCES CORPORATION
                                  SUBSIDIARIES

                                                      STATE OF INCORPORATION
            SUBSIDIARY NAME                               OR ORGANIZATION
            ---------------                           ----------------------
      TE TMR Corporation                                    Texas
      Texas Meridian Resources Exploration, Inc.            Texas
      Texas Meridian Finance Corporation                    Delaware
      Texas Meridian Production Corporation                 Texas
      Sundance Acquisition Corporation                      Texas